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Exhibit 99

[NIC INC. LOGO]	3Q 2003 EARNINGS
For Immediate Release
Contact: Chris Neff 435-645-8898 cneff@nicusa.com

NIC Reports Third Quarter 2003 Net Income of $1.1 Million
Innovative new services drive 47% increase in same state non-DMV revenue

        OLATHE, Kan.—October 30, 2003—NIC Inc. (Nasdaq: EGOV) today reported net income of $1.1 million and earnings per share of 2 cents for the three months ended September 30, 2003, as compared to net income of $212,000 in third quarter 2002. Operating margins were 14% for the quarter, compared to 6% a year ago.

        Revenues for NIC's core outsourced portal business were $9.9 million, up 12 percent over the prior year quarter. During the same period, portal gross profit rose by 17 percent. The Company posted a 46 percent gross profit percentage for the portal business, up from 43 percent during the same period last year. Total revenues for the quarter were $12.9 million, up from $11.7 million in third quarter 2002.

        Portal revenue growth included a 47 percent increase in same state non-DMV revenue in the current quarter. Non-DMV growth for the quarter was driven primarily by the addition of more than 70 revenue-generating services and higher usage for NIC's eGovernment applications.

        "Non-DMV revenue growth is a key indicator of long-term strength in our core business," said Jeff Fraser, Chief Executive Officer of NIC. "Our 47% growth in the third quarter demonstrates how bringing innovative solutions to our government partners translates into strong results for investors."

        The financial performance of the software and services business for the third quarter also matched the Company's expectations.

        Selling and administrative expenses for the quarter were $2.9 million, down 12 percent from the same quarter last year. "We continue to be successful in driving down our overhead costs," said Harry Herington, Chief Operating Officer of NIC. "At 22 percent of revenue, selling and administrative expenses are at their lowest level since NIC went public in July 1999."

        NIC ended the third quarter with $16.3 million in cash and equivalents, up more than $300,000 from June 30, 2003. During the same period, working capital grew by $2.0 million to $22.2 million.

Third Quarter Operating Highlights

        During the third quarter, NIC signed a two-year portal contract extension with the state of Indiana and a one-year renewal agreement with the state of Tennessee. The Company's portal operations were also enhanced by the September 15 launch of a self-funded eGovernment portal for the Commonwealth of Kentucky (www.Kentucky.gov).

        This month, eight NIC partners were honored by the Center for Digital Government's 2003 Best of the Web competition for eGovernment excellence. Four of NIC's partners ranked among the top five finishers for state Web sites, including Utah (www.Utah.gov) in first place, Maine (www.Maine.gov) in second, Indiana (www.IN.gov) in third, and Arkansas (www.Arkansas.gov) in fifth place. Indianapolis/Marion County (www.CivicNet.net) ranked third in the county government category, and services for the Maine Secretary of State (www.Maine.gov/sos), Montana's Fish, Wildlife & Parks Department (www.DiscoveringMontana.com), and Iowa State County Treasurers Association (www.IowaTreasurers.org) were also recognized.

        In addition, three NIC partners were singled out in the annual eGovernment survey conducted by the Taubman Center for Public Policy at Brown University. Indiana was ranked the third best state for overall eGovernment services, while Tennessee (www.Tennessee.gov) placed fourth and Kentucky was ranked tenth.

        "We thank Indiana, Tennessee, and Kentucky for putting their trust in NIC, and we congratulate all of our government partners for their ongoing commitment to offering the best possible eGovernment services to their constituents," concluded Fraser.

Fourth Quarter Outlook

        Despite normal fourth quarter seasonality, the Company expects the portal business to drive solid fourth quarter 2003 results. Portal revenues should be comparable to third quarter 2003, as should portal gross margins, selling & administrative costs, operating income, and earnings per share. On the software & services side, revenues and gross margins are expected to decrease moderately.

Third Quarter Earnings Call and Webcast Details

Dial-In Information Thursday, October 30, 2003 9:00 a.m. EDT
Call bridge:	1-800-240-6709
Call leaders:	Jeff Fraser, Chief Executive Officer Eric Bur, Chief Financial Officer Harry Herington, Chief Operating Officer

        A replay of the call will be available until 5:00 p.m. EDT on November 6 by dialing 1-800-405-2236 and using passcode 555404.

Webcast Information
October 30, 2003
9:00 a.m. EDT
To sign in and listen: The Webcast system is available at www.nicusa.com/investor.

        Some users may need to refresh their browsers to view the Webcast information. A replay of the Webcast will be available until 5:00 p.m. EDT on December 30 by visiting www.nicusa.com/investor.

About NIC

        NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 1,400 state and local agencies that serve more than 71 million people in the United States. Additional company information is available at www.nicusa.com.

        The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2002 Annual Report on Form 10-K filed on March 20, 2003, with the Securities and Exchange Commission.

(financial tables follow)

NIC INC.

FINANCIAL SUMMARY

(UNAUDITED)

(Thousands except for per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues:
Portal revenues	$9,942	$8,863	$29,891	$26,351
Software and services revenues	2,931	2,805	8,418	10,348

Total revenues	12,873	11,668	38,309	36,699

Cost of revenues:
Cost of portal revenues, exclusive of depreciation and amortization	5,416	5,065	15,791	14,713
Cost of software and services revenues, exclusive of depreciation and amortization	2,276	2,125	6,662	12,138
Selling and administrative	2,852	3,255	8,909	10,831
Impairment loss	—	—	—	4,316
Stock compensation	—	—	—	1,307
Depreciation and amortization	471	567	1,413	2,433

Total operating expenses	11,015	11,012	32,775	45,738

Operating income (loss)	1,858	656	5,534	(9,039)

Other income (expense):
Interest income	21	38	80	134
Interest expense	(6)	(20)	(15)	(53)
Equity in net loss of affiliates	(41)	(286)	161	(968)
Other income (expense), net	(12)	—	(12)	(36)

Total other income (expense)	(38)	(268)	214	(923)

Income (loss) from continuing operations before income taxes	1,820	388	5,748	(9,962)
Income tax provision (benefit)	737	168	2,319	(3,933)

Income (loss) from continuing operations	1,083	220	3,429	(6,029)
Discontinued operations:
Loss from discontinued operations (less applicable income tax benefit of $—, $5, $—, and $1,307)	—	(8)	—	(2,036)

Net income (loss)	$1,083	$212	$3,429	$(8,065)

Basic and diluted earnings (loss) per share:
Earnings (loss) per share—continuing operations	$0.02	$0.00	$0.06	$(0.11)

Loss per share—discontinued operations	$—	$(0.00)	$—	$(0.03)

Net earnings (loss) per share	$0.02	$0.00	$0.06	$(0.14)

Weighted average shares outstanding:
Basic	58,357	56,811	58,242	56,556

Diluted	59,402	57,006	58,742	56,556

Key Financial Metrics:
Revenue growth—outsourced portals	12%	14%	13%	36%
Revenue growth—software and services	5%	(3)%	(19)%	26%
Gross profit %—outsourced portals	46%	43%	47%	44%
Gross profit %—software and services	22%	24%	21%	(17)%
Selling and administrative costs as a % of revenue	22%	28%	23%	30%
Operating margin %	14%	6%	14%	(25)%

NIC Inc.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

Thousands except for share amounts

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$10,643	$9,559
Cash and cash equivalents—restricted	5,401	6,300
Marketable securities	250	249
Trade accounts receivable	17,268	14,465
Deferred income taxes	219	606
Prepaid expenses	807	761
Other current assets	7,744	3,215

Total current assets	42,332	35,155
Property and equipment, net	2,862	3,054
Deferred income taxes	33,435	35,049
Other assets	118	139
Investments in affiliates	698	839
Intangible assets, net	105	220

Total assets	$79,550	$74,456

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,274	$12,701
Accrued expenses	5,703	3,792
Note payable—current portion	154	332
Application development contracts	563	1,559
Other current liabilities	424	815

Total current liabilities	20,118	19,199
Note payable—long-term portion	247	201

Total liabilities	20,365	19,400

Commitments and contingencies	—	—
Shareholders' equity:
Common stock, no par, 200,000,000 shares authorized 58,441,075 and 58,092,346 shares issued and outstanding	—	—
Additional paid-in capital	197,860	197,160
Accumulated deficit	(138,460)	(141,889)

	59,400	55,271
Less treasury stock	(215)	(215)

Total shareholders' equity	59,185	55,056

Total liabilities and shareholders' equity	$79,550	$74,456

NIC Inc.

CASH FLOW SUMMARY

(UNAUDITED)

Thousands

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Cash flows from operating activities:
Net income (loss)	$1,083	$212	$3,429	$(8,065)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	471	567	1,413	2,824
Compensation expense recognized related to stock options	—	—	—	1,307
Loss on disposal of property and equipment	12	—	12	1,459
Accretion of discount on marketable securities	—	—	—	(4)
Application development contracts	(264)	(2,154)	(996)	(858)
Impairment loss	—	—	—	4,316
Deferred income taxes	628	143	2,089	(5,311)
Equity in net loss of affiliates	41	286	(161)	968
Changes in operating assets and liabilities
(Increase) in trade accounts receivable	(567)	(442)	(2,803)	(2,806)
(Increase) in prepaid expenses	(343)	(206)	(46)	(25)
(Increase) decrease in other current assets	(1,198)	(638)	(4,518)	248
(Increase) decrease in other assets	7	(22)	21	71
Increase (decrease) in accounts payable	(960)	942	554	27
Increase (decrease) in accrued expenses	1,225	273	1,959	(595)
Increase (decrease) in other current liabilities	308	9	(90)	110

Net cash provided by (used in) operating activities	443	(1,030)	863	(6,334)

Cash flows from investing activities:
Purchases of property and equipment	(453)	(341)	(1,075)	(644)
Purchases of marketable securities	—	(404)	—	(20,999)
Maturities of marketable securities	—	866	—	17,907
Investments in affiliates and joint ventures	—	(191)	—	(191)

Net cash used in investing activities	(453)	(70)	(1,075)	(3,927)

Cash flows from financing activities:
Decrease in cash and cash equivalents—restricted	36	—	899	—
Payments on notes payable	(36)	(84)	(132)	(237)
Payments on capital lease obligation	—	(2)	—	(8)
Proceeds from exercise of employee stock options	396	1,029	529	1,646

Net cash provided by financing activities	396	943	1,296	1,401

Net increase (decrease) in cash and cash equivalents	386	(157)	1,084	(8,860)
Cash and cash equivalents, beginning of period	10,257	8,532	9,559	17,235

Cash and cash equivalents, end of period	$10,643	$8,375	$10,643	$8,375

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NIC Reports Third Quarter 2003 Net Income of $1.1 Million Innovative new services drive 47% increase in same state non-DMV revenue
NIC Inc. CASH FLOW SUMMARY (UNAUDITED) Thousands